Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

September 25, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have received a copy of the statements being made by Wigi4you Inc. in Item 4.01 of its Form 8-K dated September 26, 2017, captioned “Changes in Registrant’s Certifying Accountant”. We agree with such statements made regarding our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Weinberg & Baer LLC